CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                              CONTESSA CORPORATION


      Contessa  Corporation,  a corporation  organized and existing under and by

virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the

"Corporation"), does hereby certify as follows:

      FIRST:    That the Certificate of  Incorporation  of the  Corporation  was
      -----
originally filed with the Office of the Secretary of the State of Delaware on March 7, 1996 (the "Certificate").

      SECOND:  That Article FIRST of the  Certificate is hereby amended to read,
      ------
in its entirety, as follows:

            "FIRST:  The name of the Corporation is Fullcomm Technologies, Inc."
               -----

      THIRD:   That the  aforesaid  amendment  was duly  adopted by the Board of
      -----
Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                   * * * * * *

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate to be signed by its duly elected Chief Executive Officer on this 20 day of June, 2000.
                ----

                                       By: /s/ Howard M. Weinstein
                                           ------------------------------------
                                       Name:  Howard M. Weinstein
                                       Title: Chief Executive Officer